UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

January 29, 2014
____________________________

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)

3631 West Davis, Suite A
Dallas, Texas 75211
(Address of principal executive offices and zip code)

(214) 519-5200
(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry Into a Material Definitive Agreement.

As Tandy Brands Accessories, Inc. (the “Company”) has previously disclosed in its filings with the Securities and Exchange Commission (the “SEC”) the Company, along with its subsidiaries H.A. Sheldon Canada, Ltd. (“HA Sheldon”) and TBAC Investment Trust (“TBAC Trust”) as guarantors, previously entered into a senior secured credit agreement (the “Credit Agreement”) with Salus Capital Partners, LLC, as lender, administrative agent and collateral agent (“Salus”).  The Credit Agreement provides for senior financing to the Company in an aggregate principal amount of up to $29,000,000 at any one time outstanding.  As part of the Credit Agreement, the Company and the guarantors also entered into a Security Agreement and certain other agreements (collectively, the “Security Agreements”) with respect to the collateral pledged to secure the obligations under the Credit Agreement.  The Company has previously disclosed in its SEC filings that it has been in default under the Credit Agreement and the other related loan documents (collectively, the “Loan Documents”).

On January 29, 2014, Salus formally notified the Company in writing of one or more events of default under the Credit Agreement and provided the Company with a notification of disposition of collateral pursuant to which Salus intends to exercise certain rights available to it under the Security Agreements and Article 9 of the Uniform Commercial Code as in effect in the State of New York, including disposition of collateral following default.  Per the notice received from Salus, Salus will undertake, in one or more public and/or private sales, dispositions of certain of the collateral under the Security Agreements (the “Transactions”).  This collateral may include accounts, goods, equipment, inventory, fixtures, documents, instruments, chattel paper, letters of credit and letter of credit rights, investment property, securities, collateral, intellectual property, good will, commercial tort claims, general intangibles (including payment intangibles, deposit accounts and supporting obligations) and books and records related to the foregoing collateral.  Proceeds from such Transactions will be applied against the outstanding obligations under the Credit Agreement.  If the proceeds from such Transactions are insufficient to satisfy the outstanding amounts under the Credit Agreement, the Company could remain liable for any deficiency.  In addition, the Company anticipates selling its remaining inventory of Walmart mens’ and boys’ belts to Walmart over the course of the next several months.  While the Company anticipates certain residual assets may remain following consummation of the Transactions, there are no assurances that total proceeds from the Transactions and sales of inventory to Walmart will be sufficient to fully satisfy the outstanding obligations under the Credit Agreement.

After careful consideration of alternatives that may be available, including extensive negotiations between the Company and Salus, the Company’s Board of Directors determined to grant the Company’s consent to the Transactions, which consent involves, among other things, waiver and/or agreement to the notice of the Transactions and a pledge of cooperation with Salus to effect the Transactions (the “Consent”).  In reaching its determination, the Company’s Board considered, among other factors: (i) the inability of the Company, in light of the financial and operating losses the Company has incurred since 2008 and the current defaults under the Loan Documents, to secure replacement financing to repay or refinance the obligations outstanding under the Credit Agreement in a manner the Company could sustain or within the timeframes imposed by the lender as a result of the current defaults, (ii) the inability of the Company to enter into a strategic transaction that would have allowed the Company to continue operations, (iii) the inability of the Company to successfully structure a transaction and/or debtor-in-possession financing to support a reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”), (iv) the likelihood that an involuntary or contested disposition of collateral would have further depleted the Company’s financial resources, not achieved any material benefit to the Company or its stakeholders, and that ultimately any such action was not likely to prevent Salus’ closing of the Transactions (v) the likelihood that a voluntary (or involuntary) liquidation under Chapter 7 of the Bankruptcy Code at this time would not result in a greater recovery for the Company’s senior lender or the Company’s other stakeholders, (vi) the potential for certain of the Company’s employees to gain employment with purchasers party to the Transactions, (vii) the opportunity for certain of the Company’s unsecured creditors, including licensors and vendors, to secure recoveries with purchasers of certain lines of business as part of the Transactions and through the potential for ongoing relationships with those purchasers, and (viii) the absence of an available and reasonable alternative to provide any recovery for unsecured creditors and other stakeholders.  Given these considerations and in light of the Company’s unsuccessful efforts to consummate an alternative transaction with the Company continuing as a going concern, the Board of Directors concluded that the potential Transactions, as proposed, likely presented the most viable opportunity to maximize available value for the Company’s stakeholders, in order of their priority, and a meaningful opportunity to potentially realize any residual value or any assets available for the Company’s unsecured creditors.

In connection with the Transactions and the Consent, Salus has agreed, subject to certain conditions, to fund under the Credit Agreement and the Consent, certain transition services which the Company has agreed to provide and certain other near-term costs and expenses of the Company.  As part of the Consent, the Company and Salus have also agreed to certain releases of liability; however, monies advanced under the Credit Agreement or the Consent remain first priority obligations of the Company.

Following consummation of the Transactions, the disposition of the collateral and the disposition of the Walmart inventory, the Company will cease business operations.  The Company may seek to liquidate any then remaining assets pursuant to the provisions of applicable law or the Bankruptcy Code.

The Company’s stockholders are cautioned that trading in the Company’s securities during the pendency of the Transactions and following the consummation of the Transactions will be highly speculative and will pose substantial risks.  Trading prices for the Company’s securities may bear little or no relationship to any recovery by our stockholders following the conclusion of the Transactions and the Company will likely not be able to distribute any amounts to the Company’s stockholders.  The Company’s common stock likely has no value at this time.

Safe Harbor Language

Except for historical information contained herein, the statements in this Form 8-K are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company has based these forward-looking statements on its current expectations about future events, estimates and projections. Forward-looking statements are not guarantees of future performance.  Actual results and events may differ materially from those suggested by these forward-looking statements as a result of a number of known and unknown risks and uncertainties that are difficult to predict, including, without limitation, the Company’s ability to successfully satisfy the conditions under the consent to the lenders’ Article 9 process, the ability of the Transactions to fully satisfy the amounts outstanding under the Credit Agreement, whether any assets will remain to satisfy unsecured creditors following the Transactions, potential legal action by interested parties, the potential for voluntary or involuntary bankruptcy proceedings to be filed and other similar risks and uncertainties. The forward-looking statements included in this filing are made only as of the date hereof.  Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this filing, whether as a result of new information, future events, changes in assumptions, or otherwise.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.04	Trigger Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.04.

Item 8.01	Other Events.

On January 27, 2014, the Company notified all of its employees in Mexico of the immediate closure of the Company’s Mexican facility.  The Company has engaged in negotiations with a party that may have an interest in acquiring the operations of the Mexican facility, but no agreement has been reached and, in light of the substantial statutory employee severance obligations (approximately $470,000) it is uncertain that any accommodation can be reached that will result in any recovery of the approximately $2 million in net asset value related to the Company’s Mexican operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: January 29, 2014	By:	/s/ Timothy D. Boates
Timothy D. Boates
Interim Chief Financial Officer and Chief Restructuring Officer